Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of National Security Life and Annuity Company and Contract Owners of National Security Variable Account N:

We consent to the use of our reports for National Security Variable Account N dated April 6, 2016, and for National Security Life and Annuity Company dated April 26, 2016, included herein in post-effective amendment no. 13 to File No. 333-164074 on Form N-4.

/s/ KPMG LLP

Columbus, Ohio

December 29, 2016